Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168358, 333-172828, 333-180119, 333-187187, 333-194563, 333-197989, 333-202735, 333-206209, 333-211273, 333-222739, 333-229728 and 333-234675), Form S-3 (No. 333-258386), and Form S-1 (Nos. 333-222417 and 333-225193) of MoSys, Inc. of our report dated August 31, 2021 relating to the financial statements of Peraso Technologies Inc., which appears in this Form 8-K.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California December 20, 2021